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                                                                   EXHIBIT 10.15

April 16, 2002


Mr. Gregory Arvesen
2250 Cloverfield Blvd.
Santa Monica, CA   90405

Re.:  Employment Agreement

Dear Mr. Arvesen:

      On behalf of Artisan Entertainment Inc. ("Company"), this is to notify you that we are extending the term of your Employment Agreement ("Agreement") for an additional year, October 4, 2002 through October 3, 2003 as provided for in
Section 1(b) of your Employment Agreement.

      Please acknowledge your receipt of this notification by signing below where indicated and returning a copy of this letter to me. If you have any questions, please call me at (310)255-3929.

Very truly yours,

Artisan Entertainment Inc.



Nancy V. Coleman
Senior Vice President

ACKNOWLEDGEMENT OF RECEIPT

THIS _______DAY OF APRIL, 2002

-----------------------------------
       GREGORY ARVESEN